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                                                                     EXHIBIT 4.5


                              COMSAT CORPORATION

                                     1993

                          EMPLOYEE STOCK OPTION PLAN


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                               TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----
          Section 1 - Name and Purpose
          ----------------------------

1.1       Name                                                              3
1.2       Purpose                                                           3

          Section 2 - Definitions and Construction
          ----------------------------------------

2.1       Definitions                                                       3
2.3       Construction                                                      5

          Section 3 - Participation
          -------------------------

3.1       Participation                                                     5

          Section 4 - Shares Subject to thePlan
          -------------------------------------

4.1       Number of Shares                                                  5

          Section 5 - Awards of Options
          -----------------------------

5.1       Awards                                                            6
5.2       Term of Award                                                     6
5.3       Option Price                                                      6
5.4       Option Agreement                                                  6

          Section 6 - Exercise Rights
          ---------------------------

6.1       Vesting                                                           6
6.2       Exercise Rights Upon Retirement                                   7
6.3       Exercise Rights Upon Disability                                   7
6.4       Exercise Rights Upon Death                                        7
6.5       Exercise Rights Upon Other Termination of Employment              7

          Section 7 - Method of Exercise
          ------------------------------

7.1       Written Notice                                                    8
7.2       Purchase Price                                                    8
7.3       Right to Exercise                                                 9

          Section 8 -Adjustment Upon Changes in Capitalization
          ----------------------------------------------------

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
8.1       Adjustment upon Changes in Capitalization                         9

          Section 9 - Administration
          --------------------------

9.1       Appointment of Administrator                                      10
9.2       Responsibility and Authority of Administrator                     10

          Section 10 - Amendment or Termination of Plan
          ---------------------------------------------

10.1      Right to Amend or Terminate                                       11

          Section 11 - Miscellaneous Provision
          ------------------------------------

11.1      No Employment Rights                                              11
11.2      No Rights as Shareholders                                         11
11.3      Nontransferability of Options                                     11
11.4      Listing and Registration of Shares                                12
11.5      Tax Withholding                                                   12
11.6      Laws and Regulations                                              12

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                         Section 1 - Name and Purpose
                         ----------------------------

     1.1  Name. The name of this Plan is the COMSAT Corporation 1993 Employee
          ----
Stock Option Plan.

     1.2  Purpose. The purpose of this Plan is to provide an incentive for
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employees to align their interest with the building of shareholder value and to allow employees to share in the long-term growth of the Corporation.

                   Section 2 - Definitions and Construction
                   ----------------------------------------

     2.1  Definitions. For purposes of the Plan, unless a different meaning is
          -----------
plainly required by the context, the following definitions are applicable:

          (a) "Administrator" means the person appointed by the Board in accordance with Section 9.1.

          (b) "Board" means the Board of Directors of COMSAT Corporation or any successor to such Corporation.

          (c) "Committee" means the Committee on Compensation and Management Development of the Board.

          (d) "Common Stock" means the Corporation's common stock without par value.
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          (e)  "Corporation" means COMSAT Corporation or any successor thereto, and any subsidiary of such Corporation.

          (f) "Disabled" means total disability as defined in the Corporation's Long-Term Disability Plan.

          (g)  "Employee" means any person who is employed by the Corporation.

          (h) "Fair Market Value" means the average of the highest and lowest selling prices of Common Stock as reported under New York Stock Exchange - Composite Transactions on any date or, if there were no sales of Common Stock on that date, then on the next preceding date on which there were sales.

          (i)  "Option" means a stock option awarded pursuant to the Plan.

          (j) "Participant" means an Employee participating in the Plan in accordance with Section 3.

          (k) "Option Term" means the period of time during which an Option is outstanding, determined in accordance with Section 5.2.

          (l)  "Plan" means the COMSAT Corporation 1993 Employee Stock Option
Plan.

          (m)  "Retirement Plan" means any retirement plan of the Corporation.


     2.2  Construction. Wherever applicable, the masculine pronoun shall mean
          ------------
or include the feminine pronoun, and words used in the singular shall include the plural, and vice versa.
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                           Section 3 - Participation
                           -------------------------

     3.1  Participation. The Committee shall from time to time in its
          -------------
discretion select the Employees to whom Options shall be awarded. An Employee shall become a Participant in the Plan upon being awarded an Option by the Committee. Except as provided by the Committee, Employees who receive stock awards under the COMSAT Corporation 1990 Key Employee Stock Plan, or any successor thereto, are not eligible to receive an award under this Plan. Employees who are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, are ineligible to receive an award under this Plan.


                     Section 4 - Shares Subject to the Plan
                     --------------------------------------

     4.1  Number of Shares. The aggregate number of shares of Common Stock
          ----------------
which may be covered by Options awarded pursuant to the Plan is 750,000 shares, subject to adjustment under Section 8. Shares which may be delivered on exercise of Options may be previously issued shares reacquired by the Corporation or authorized but unissued shares. Shares covered by Options that expire unexercised shall again be available for award under the Plan.


                         Section 5 - Awards of Options
                         -----------------------------
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     5.1  Awards. The Committee shall, in its discretion, determine the time or
          ------
times when Options shall be awarded and the number of shares of Common Stock to be subject to each Option.

     5.2  Term of Award. Each Option shall be for such term as the Committee
          -------------
shall determine, but not more than 15 years from the date it is awarded, except that the term of an Option may extend up to 16 years from the date the Option is awarded if the Participant dies within the 15th year following the date of award.

     5.3  Option Price. The purchase price for each share of Common Stock
          ------------
subject to an Option shall be the Fair Market Value of the Common Stock on the date the Option is awarded.

     5.4  Option Agreement. Each Option shall be evidenced by a written
          ----------------
instrument which shall state such terms and conditions which are not inconsistent with the provisions of the Plan as the Committee in its sole discretion shall determine and approve.

                          Section 6 - Exercise Rights
                          ---------------------------

     6.1  Vesting. The Committee shall determine the vesting schedule for each
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Option under which it may be exercised in a series of cumulative installments.
Except as otherwise determined by the Committee, no Option may be exercised to any extent before one year from the date of award.

     6.2  Exercise Rights Upon Retirement. If a Participant retires under a
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Retirement Plan, the Option shall terminate on the date on which it would have expired
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if the Participant had not retired. During such period, the Option may be exercised in whole or in part, notwithstanding the vesting schedule prescribed under Section 6.1. Notwithstanding the foregoing, the Option shall terminate if the Participant, during the Option Term, becomes employed with a competitor of the Corporation without the prior written consent of the Administrator.

     6.3  Exercise Rights Upon Disability. If a Participant becomes Disabled,
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the Option shall terminate on the date on which it would have expired if the
Participant had not become Disabled. During such period, the Option may be exercised in whole or in part, notwithstanding the vesting schedule prescribed under Section 6.1.

     6.4  Exercise Rights Upon Death. If a Participant dies during the Option
          --------------------------
Term, the Option shall terminate 12 months after the date of the Participant's death. During such period, the Option may be exercised by the executor or administrator of the estate of the Participant or by the person or persons to whom rights under the Option have passed by bequest or inheritance. The Option may be exercised in whole or in part, notwithstanding the vesting schedule prescribed under Section 6.1.

     6.5  Exercise Rights Upon Other Termination of Employment. If a
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Participant ceases to be employed by the Corporation for any reason other than retirement, disability or death, the Option shall terminate three months after the date of termination of employment, but in no event later than the date on which it would have expired if the termination of employment had not occurred. During such period, the Option may be exercised only to the extent that the Participant was entitled to do so pursuant to the vesting schedule prescribed under Section 6.1 at the date of termination of employment. The employment of the Participant shall not be deemed to have ceased upon his or her
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absence from the Corporation on a leave of absence granted in accordance with the usual procedures of the Corporation.

                        Section 7 - Method of Exercise
                        ------------------------------

     7.1  Written Notice. The exercise of an Option shall be by written notice
          --------------
in the form and manner determined by the Administrator. An Option may be exercised from time to time with respect to all or any part of the total number of shares as to which it is exercisable at the time.

     7.2  Purchase Price.
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          (a)  The purchase price of the shares being purchased shall be paid in full at the time the Option is exercised. Such payment may be made, as elected by the Participant (or by such other person exercising the Option):

                    (i)   in cash in the United States currency,

                    (ii) by delivery of shares of Common Stock then owned by the Participant (or by such other person) having a Fair Market Value on the date of exercise equal to the purchase price, or

                    (iii) partly in cash and partly in shares of Common Stock valued at Fair Market Value as of the date of exercise.

          (b) If a Participant exercises an Option by tendering currently owned Common Stock, and if the stock tendered was originally obtained by exercising an Option under any Corporation stock option plan, it must have been transferred to the Participant more than six months previously.
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     7.3  Right of Exercise. If the Option is being exercised by a person or
          -----------------
persons other than the Participant, the notice of exercise shall be accompanied by proof of the right of such person or persons to exercise the Option and such other pertinent information as the Administrator deems necessary.

             Section 8 - Adjustment Upon Changes in Capitalization
             -----------------------------------------------------

     8.1  Adjustment Upon Changes in Capitalization. If there is a change in
          -----------------------------------------
the number or kind of outstanding shares of the Corporation's stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination or other similar event, or if there is a distribution to shareholders of the Corporation's Common Stock other than a cash dividend, appropriate adjustments shall be made by the Committee to the number and kind of shares subject to the Plan, the number and kind of shares under Options then outstanding, the purchase price for shares of Common Stock covered by Options, and other relevant provisions to the extent that the Committee, in its sole discretion, determines that such change makes such adjustments necessary or equitable.

                          Section 9 - Administration
                          --------------------------

     9.1  Appointment of Administrator. The Committee shall appoint a person to
          ----------------------------
serve as Administrator of the Plan. The initial Administrator shall be the Vice President for Human Resources and Organization Development.
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     9.2  Responsibility and Authority of Administrator. Except for those
          ---------------------------------------------
responsibilities specifically allocated to the Committee in the Plan, the Plan shall be administered by the Administrator, who shall have the responsibility and authority to, among other things, (a) interpret and construe the terms of the Plan and (b) adopt such regulations, rules, procedures, and forms consistent with the Plan as he considers necessary or desirable for the administration of the Plan. In all cases, the determination of the Administrator shall be final, conclusive and binding on all persons.

                 Section 10 - Amendment or Termination of Plan
                 ---------------------------------------------

     10.1 Right to Amend or Terminate
          ---------------------------
          (a) The Board may at any time or times amend the Plan or any outstanding Options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law, provided that no amendment of any outstanding Options shall contain terms or conditions inconsistent with the provisions of the Plan as determined by the Committee.

          (b) The Board may at any time terminate the Plan. No Options may be awarded after such termination.

                     Section 11 - Miscellaneous Provisions
                     -------------------------------------

     11.1 No Employment Rights. Nothing in this Plan, or any Option awarded
          --------------------
under the Plan, shall be deemed to give to any Employee the right to be retained in the employ of the Corporation or to interfere with the right of the Corporation to terminate his or her employment at any time.

     11.2 No rights as Shareholder. The participant (or any other person
          ------------------------
entitled to exercise an Option) shall not be entitled to any rights as a shareholder of the Corporation with respect to any shares covered by the Option until such shares shall have been registered on the stock transfer books of the Corporation in the name of the Participant (or other such person).

     11.3 Nontransferability of Options. Each Option shall be nonassignable and
          -----------------------------
nontransferable by the Participant other than by will or the laws of descent and distribution. Each Option shall be exercisable during the Participant's lifetime only by the Participant or his or her legal guardian.

     11.4 Listing and Registration of Shares. If, at any time, the Corporation
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determines in its discretion that the listing, registration or qualification, on any securities exchange or under any Federal or state law, of the shares of Common Stock otherwise deliverable upon exercise of an Option, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, the delivery or purchase of such shares, exercise of the Option shall not be effective unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation.

     11.5 Tax Withholding. Any settlement with a Participant pursuant to an
          ---------------
Option shall be subject to withholding of income taxes, FICA taxes or other taxes to the extent the Corporation is required to make such withholdings.

     11.6 Laws and Regulations. The Plan, the award and exercise of Options,
          --------------------
and the obligation of the Corporation to sell or deliver shares of Common Stock under the Plan shall be subject to all applicable laws, regulations and rules.